                                                                     EXHIBIT 9.0
                                   TERM NOTE
                                   ---------

$151,875.00                                                  Baltimore, Maryland
                                                               December 17, 1997


     FOR VALUE RECEIVED and intending to be legally bound the undersigned, ENVIRONMENTAL SAFEGUARDS, INC., a corporation organized under the laws of the State of Nevada, NATIONAL FUEL & ENERGY, INC., a corporation organized under the laws of the State of Wyoming, and ONSITE TECHNOLOGY, L.L.C., a limited liability company organized under the laws of the State of Oklahoma (individually, a "Borrower" and collectively, the "Borrowers") jointly and severally, promise to pay to the order of STRATEGIC ASSOCIATES, L.P., a limited partnership organized under the laws of the State of Delaware (the "Lender"), the principal sum of ONE HUNDRED FIFTY-ONE THOUSAND EIGHT HUNDRED SEVENTY-FIVE DOLLARS AND 00/100 ($151,875.00) (the "Principal Sum"), or so much thereof as has been or may be advanced to or for the account of the Borrowers pursuant to the terms and conditions of the Loan Agreement (as hereinafter defined), together with interest thereon at the rate or rates provided in the Loan Agreement. All capitalized terms used, but not specifically defined herein, shall have the meanings given such terms in the Loan Agreement.

     1.  Interest.
         --------

     Commencing as of the date hereof and continuing until repayment in full of all sums due hereunder, the unpaid Principal Sum shall bear interest at the prime rate, as reported in the Wall Street Journal five (5) Business Days prior to the end of each calendar month or if not reported on such date then the closest Business Day thereto, plus one and five-tenths percent (1.5%). The rate of interest charged under this Note shall change immediately and contemporaneously with any change in the applicable interest rate. All interest payable under the terms of this Note shall be calculated on the basis of a 360-day year and the actual number of days elapsed. Interest shall accrue daily on the unpaid Principal Sum for the period commencing on the date hereof and continuing until repayment if full of all sums due hereunder.

     2.   Payments and Maturity.
          ---------------------

     Unless sooner paid or accelerated for prepayment, the unpaid Principal Sum, together with interest thereon at the rate or rates provided above, shall be payable as follows:

          (a) The unpaid Principal Sum plus interest accrued at the rate set forth herein shall be due and payable quarterly in arrears in substantially equal periodic installments on the fifth (5th) day of each March, June, September and December, commencing on March 5, 1998.

          (b) The unpaid Principal Sum, together with interest accrued and unpaid thereon, shall be due and payable in full on December 17, 2002.

     3.  Default Interest.
         ----------------

     Upon the occurrence of an Event of Default (as hereinafter defined), the unpaid Principal Sum and any other unpaid Obligations (including without limitation accrued interest and amounts payable under the Loan Agreement) shall bear interest payable on demand at the rate per annum five percent (5%) above the then prevailing rate of interest under this Note. Such interest shall accrue daily commencing upon the occurrence of an Event of Default and until such Event of Default is cured or waived.

     4.  Late Charges.
         ------------

     If the Borrowers shall fail to make any payment of principal or interest under the terms of this Note within five (5) days after the date such payment is due, by acceleration, conversion or otherwise, the Borrowers shall, to the extent permitted by law, pay to the Lender on demand a late charge equal to five percent (5%) above the then-prevailing interest rate under this Note. The charging or collection of any late charge shall not be deemed a waiver of any of Lender's rights.

     5.  Application and Place of Payments.
         ---------------------------------

     All payments, made on account of this Note shall be applied first to the payment of any late charge then due hereunder, second to the payment of accrued and unpaid interest then due hereunder, and the remainder, if any, shall be applied to the unpaid Principal Sum. All payments on account of this Note shall be paid to the Lender, with notice of such payment to Cahill, Warnock Strategic Partners Fund, L.P. in its capacity as agent for the Lender (the "Agent"), in lawful money of the United States of America in immediately available funds during regular business hours of the Lender at the Lender's office in [Baltimore, Maryland] or at such other times and places as the Lender may at any time and from time to time designate in writing to the Borrowers.

     6.  Prepayment.
         ----------

          (a) The Borrowers may prepay the Principal Sum in whole or in increments of no less than One Million Dollars ($1,000,000) upon thirty (30) days prior written notice to the Lender, with a copy to the Agent, without premium or penalty.

     7.  Loan Agreement and Other Loan Documents.
         ---------------------------------------

     This Note is a "term note" described in a Security and Loan Agreement of even date herewith (as amended, modified, restated, substituted, extended and renewed at any time and from time to time, the "Loan Agreement") by and among the Borrowers, the Agent, the Lender and the other Lenders under the Loan Agreement. The indebtedness evidenced by this Note is included within the meaning of the term "Obligations". The term "Loan Documents" as used in this Note shall mean collectively this Note, the Loan Agreement and any other instrument, agreement, or document previously, simultaneously, or hereafter executed and delivered by the Borrowers, or any of them, and/or any other person, singularly or jointly with any other person, evidencing, securing, guaranteeing, or in connection with the Principal Sum, this Note and/or the Loan Agreement.

     8.  Security.
         --------

     This Note is secured as provided in the Loan Agreement.

     9.  Events of Default.
         -----------------

     The occurrence of any one or more of the following events shall constitute an event of default (individually, an "Event of Default" and collectively, the "Events of Default") under the terms of this Note:

          (a) The occurrence of an event of default (as defined therein) under the terms and conditions of any of the other Loan Documents.

     10.  Remedies.
          --------

     Upon the occurrence of an Event of Default, subject to the provisions of the Loan Agreement, all amounts payable by the Borrowers to the Lender under the terms of this Note (including all Obligations) shall immediately become due and payable by the Borrowers to the Lender. Agent shall provide Borrowers with notice of acceleration unless not required under the Loan Agreement and the Agent on behalf of the Lender shall have all of the rights, powers, and remedies available under the terms of this Note, any of the other Loan Documents and all applicable laws. The Borrowers and all endorsers and guarantors hereby severally waives presentment, protest and demand, notice of protest, notice of demand and of dishonor and non-payment of this Note and expressly agree that this Note or any payment hereunder may be extended from time to time without in any way affecting the liability of the Borrowers, guarantors and endorsers.

     The Lender agrees with the Agent and the other Lenders that the decisions and determinations of the Requisite Lenders in enforcing this Note and in guiding the Agent in this matter shall be binding upon the Lender, including, without limitation, authorizing the Agent at the pro rata expense of the Lenders (to the extent not reimbursed by the Borrowers) to retain attorneys to seek judgment on this Note. The Lender similarly agrees with the Agent and the other Lenders and covenants with the Borrowers that it will not seek to separately institute any legal action on this Note. All rights of action under this Note may be enforced by the Agent only and any suit or proceeding instituted by the Agent in furtherance of such enforcement may be brought in its name as Agent without the necessity of joining as plaintiffs or defendants the Lender, and the recovery of any judgment shall be for the benefit of the Agent and the Lenders, subject to the expenses of the Agent.

     11.  Expenses.
          --------

     The Borrowers, jointly and severally, promise to pay to the Lender or Agent, as applicable, on demand by the Lender or Agent all costs and expenses incurred by the Lender and/or Agent in connection with the collection and enforcement of this Note, including, without limitation, reasonable attorneys' fees and expenses and all court costs.

     12.  Notices.
          -------

     Any notice, request, or demand to or upon the Borrowers or the Lender shall be deemed to have been properly given or made when delivered in accordance with
Section 14.1 of the Loan Agreement; provided, however, that such notice shall
                                    --------  -------
also be provided simultaneously to the Agent and notice of any payment, request or demand shall also be provided simultaneously to the Agent.

     13.  Miscellaneous.
          -------------

     Each right, power, and remedy of the Lender and/or Agent as provided for in this Note or any of the other Loan Documents, or now or hereafter existing under any applicable law or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Note or any of the other Loan Documents or now or hereafter existing under any applicable law, and the exercise or beginning of the exercise by the Lender and/or Agent of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by the Lender and/or Agent of any or all such other rights, powers, or remedies. No failure or delay by the Lender and/or Agent to insist upon the strict performance of any term, condition, covenant, or agreement of this Note or any of the other Loan Documents, or to exercise any right, power, or remedy consequent upon a breach thereof, shall constitute a waiver of any such term, condition, covenant, or agreement or of any such breach, or preclude the Lender and/or Agent from exercising any such right, power, or remedy at a later time or times. By accepting payment after the due date of any amount payable under the terms of this Note, the Lender and/or Agent shall not be deemed to waive the right either to require prompt payment when due of all other amounts payable under the terms; of this Note or to declare an Event of Default for the failure to effect such prompt payment of any such other amount. No course of dealing or conduct shall be effective to amend, modify, waive, release, or change any provisions of this Note.



     14.  Partial Invalidity.
          ------------------

     In the event any provision of this Note (or any part of any provision) is held by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision (or remaining part of the affected provision) of this Note; but this Note shall be construed as if such invalid, illegal, or unenforceable provision (or part thereof) had not been contained in this Note, but only to the extent it is invalid, illegal, or unenforceable.

     15.  Captions.
          --------

     The captions herein set forth are for convenience only and shall not be deemed to define, limit, or describe the scope or intent of this Note.

     16.  Applicable Law.
          --------------

     The Borrowers acknowledge and agree that this Note shall be governed by the laws of the State of Maryland, even though for the convenience and at the request of the Borrowers, this Note may be executed elsewhere.

     17.  Consent to Jurisdiction.
          -----------------------

     Each of the Borrowers irrevocably submits to the jurisdiction of any state or federal court sitting in the State of Maryland over any suit, action, or proceeding arising out of or relating to this Note or any of the other Loan Documents. Each of the Borrowers irrevocably waives, to the fullest extent permitted by law, any objection that the Borrowers may now or hereafter have to the laying of venue of any such suit, action, or proceeding brought in any such court and any claim that any such suit, action, or proceeding brought in any such court has been brought in an inconvenient forum. Final judgment in any such suit, action, or proceeding brought in any such court shall be conclusive and binding upon the Borrowers and may be enforced in any court in which any of the Borrowers is subject to jurisdiction by a suit upon such judgment, provided that service of process is effected upon the Borrowers as provided in this Note or as otherwise permitted by applicable law.

     18.  Service of Process.
          ------------------

     Each of the Borrowers hereby irrevocably designates and appoints James S. Percell, as the Borrower's authorized agent to receive on the Borrower's behalf service of any and all process that may be served in any suit, action, or proceeding instituted in connection with this Note in any state or federal court sitting in the State of Maryland. If such agent shall cease so to act, the Borrower shall irrevocably designate and appoint without delay another such agent in the State of Maryland satisfactory to the Lender and shall promptly deliver to the Lender and Agent evidence in writing of such agent's acceptance of such appointment and its agreement that such appointment shall be irrevocable.

     Each of the Borrowers hereby consents to process being served in any suit, action, or proceeding instituted in connection with this Note by (a) the mailing of a copy thereof by certified mail, postage prepaid, return receipt requested, to the Borrower and (b) serving a copy thereof upon the agent hereinabove designated and appointed by the Borrower as the Borrower's agent for service of process. Each of the Borrowers irrevocably agrees that such service shall be deemed in every respect effective service of process upon the Borrower in any such suit, action or proceeding, and shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon the Borrower. Nothing in this Section shall affect the right of the Lender to serve process in any manner otherwise permitted by law or limit the right of the Lender otherwise to bring proceedings against the Borrowers in the courts of any jurisdiction or jurisdictions.

     19.  Usury Savings Clause.
          --------------------

     It is the intention of the parties hereto to comply with all applicable usury laws; accordingly, it is agreed that notwithstanding any provisions to the contrary in this Note, the Loan Agreement or any other Loan Documents, in no event shall such Loan Documents require the payment or permit the collection of interest (which term, for purposes hereof, shall include any amount which, under applicable law, is deemed to be interest, whether or not such amount is characterized by the parties as interest) in excess of the maximum amount permitted by such laws. If any excess of interest is unintentionally contracted for, charged or received under the Note or under the terms of any other Loan Documents, or in the event the maturity of the indebtedness evidenced by the
Note is accelerated in whole or in part, or in the event that all or part of the principal or interest of the Note shall be prepaid, so that the amount of interest contracted for, charged or received under the Note or under any of the other Loan Documents, on the amount of principal actually outstanding from time to time under the Note shall exceed the maximum amount of interest permitted by the applicable usury laws, then in any such event (i) the provisions of this paragraph shall govern and control, (ii) neither Borrowers nor any other person or entity now or hereafter liable for the payment thereof, shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount of interest permitted by such applicable usury laws, (iii) any such excess which may have been collected shall be either applied as a credit against the then unpaid principal amount thereof or refunded to Borrowers at Lender's option, and (iv) the effective rate of interest shall be automatically reduced to the maximum lawful rate of interest allowed under the applicable usury laws as now or hereafter construed by the courts having jurisdiction thereof. It is further agreed that without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received under the Note or under such other Loan Documents which are made for the purpose of determining whether such rate exceeds the maximum lawful rate of interest, shall be made, to the extent permitted by applicable laws, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the Loan evidenced thereby, all interest at any time contracted for, charged or received from Borrowers or otherwise by Lender in connection with such Loan.

     IN WITNESS WHEREOF, the Borrowers have caused this Note to be executed under seal by their duly authorized officers as of the date first written above.



WITNESS OR ATTEST:                  ENVIRONMENTAL SAFEGUARDS, INC.


/s/ Vivian A. Tipps                 By: /s/ James S. Percell         (SEAL)
---------------------------            -----------------------------
                                     Name:  James S. Percell
                                     Title: Chairman, President and
                                              Chief Executive Officer



WITNESS OR ATTEST:                  NATIONAL FUEL & ENERGY, INC.



/s/ Vivian A. Tipps                 By: /s/ James S. Percell         (SEAL)
---------------------------            -----------------------------
                                     Name:  James S. Percell
                                     Title: Chairman, President and
                                              Chief Executive Officer



WITNESS OR ATTEST:                  ONSITE TECHNOLOGY, L.L.C.



/s/ Vivian A. Tipps                 By: /s/ James S. Percell         (SEAL)
---------------------------            -----------------------------
                                     Name:  James S. Percell
                                     Title: Managing Member